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                                                                  EXHIBIT 10.5

                        DIRECTOR NONCOMPETITION AGREEMENT
                              (Mountain West Bank)

        This Director Noncompetition Agreement ("Director Agreement"), dated as of September 9, 1999, is between MOUNTAIN WEST BANK ("Mountain West"), and the undersigned, who are Directors ("Directors") of Mountain West.

                                    RECITALS

A. Mountain West has entered into an Agreement and Plan of Merger (the "Agreement") with Glacier Bancorp, Inc. ("Glacier") and New Mountain West Bank, dated as of June 9, 1999, under which all the outstanding shares of Mountain West common stock will be exchanged for common stock shares of Glacier.

B. The obligation of Mountain West and Glacier to consummate the transactions contemplated by the Agreement are conditioned on their receipt of noncompetition agreements from all directors of Mountain West.

C. Mountain West, Glacier, and the Directors believe that the future success and profitability of the combined bank following the Merger (the "Combined Bank") require that existing directors of Mountain West be available to continue to serve as directors of the Combined Bank and not be affiliated in any substantial way with a Competing Business for a reasonable period of time after Closing.

                                    AGREEMENT

        In consideration of Glacier's and Mountain West's performance under the Agreement, the Directors agree as follows:

1. DEFINITIONS. Capitalized terms not defined in this Director Noncompetition Agreement ("Director Agreement"), have the meaning assigned to those terms in the Agreement. The following definitions also apply to this Director Agreement:

        a. Competing Business. "Competing Business" means any financial institution or trust company that competes or will compete within the Covered Area with Mountain West, Glacier or any of their subsidiaries or affiliates. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

        b.     Covered Area. Kootenai, Ada and Canyon Counties in Idaho.

        c. Term. The Term of this Director Agreement begins at Closing and will end on the later of: (1) three years after Closing, or (2) one year after the Director

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               ceases to be a director of Mountain West if Director resigns or refuses to stand for reelection. Provided, however, if at any time during the three years following Closing, a Director is removed without Good Cause or is not reelected as a director of Mountain West, the Term of this Director Agreement will continue for only one year after such Director ceases to be a director of Mountain West.

        d.     Good Cause. "Good Cause" means any one or more of the following:

               (1) Willful misfeasance or gross negligence in the performance of the Director's duties;

               (2) Conviction of a crime in connection with his or her duties;

               (3) Conduct demonstrably and significantly harmful to Mountain West, as reasonably determined on the advice of legal counsel by Mountain West's board of directors; or

               (4) Permanent disability, meaning a physical or mental impairment which renders the Director incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering the Director so incapable for the reasonably foreseeable future.

2. AVAILABILITY. The Directors will be available to serve, at the Combined Bank's request, as a director of the Combined Bank and/or its subsidiary banks for a period of at least one year after Closing.

3. PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 6, during the Term of this Director Agreement, the Directors will not become involved, directly or indirectly, as a stockholder, member, partner, director, officer, manager, investor, organizer, "founder", consultant, agent, or representative of a Competing Business.

4. NO SOLICITATION. During the Term of this Director Agreement, the Directors will not directly or indirectly solicit or attempt to solicit
        (1) any employees of the Combined Bank or any of its Subsidiaries to leave their employment or participate in any manner in a Competing Business, or (2) any customers of the Combined Bank or any of its Subsidiaries, to remove their business from the Combined Bank or any of its Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.


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5.      CONFIDENTIAL INFORMATION. During and after the Term of this Director
        Agreement, the Directors will not disclose any confidential information of the Combined Bank, Glacier or any of their Subsidiaries obtained by the Directors while serving as a director of the Combined Bank or any of its Subsidiaries.

6. EMPLOYMENT OUTSIDE COVERED AREA. Nothing in this Director Agreement prevents the Directors from (a) continuing to work in the same general kind of business in which such Director was employed at the time this Director Agreement was executed; or (b) accepting employment outside the Covered Area from a Competing Business, if, during the Term, the
        Directors: (i) will not act as an employee or other representative or agent of the Competing Business within the Covered Area and (ii) will have no responsibilities for the Competing Business' operations within the Covered Area.

7. PASSIVE INTEREST. Nothing in this Director Agreement prevents the Directors from owning 2% or less of any class of security of a Competing Business.

8. REMEDIES. Any breach of this Director Agreement by the Directors entitles Mountain West and Glacier, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

9. EARLY TERMINATION. This Director Agreement will terminate if Glacier is in material breach of Section 1.3 of the Agreement.

10. GOVERNING LAW AND ENFORCEABILITY. This Director Agreement is governed by Idaho State law. If any court determines that the restrictions set forth in this Director Agreement are unenforceable, the maximum restrictions, term, scope or geographical area that is enforceable will be substituted in place of the unenforceable provisions.

11. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts. All the counterparts will be construed together and will constitute one Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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SIGNED as of September 9, 1999:

DIRECTORS:

/s/ Charles Nipp                         /s/ Bradley Dugdale
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/s/ Stephen F. Meyer                     /s/ Jon W. Hippler
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/s/ Jim English                          /s/ Doug Parker
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/s/ Dave Chapman                         /s/ Marilyn Montgomery
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/s/ Kim Jacklin                          /s/ Tom Thilo
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MOUNTAIN WEST BANK

By:    /s/ Jon W. Hippler
------------------------------
           Jon W. Hippler
           President and Chief Executive Officer